Exhibit 4.11

INCENTIVE STOCK OPTION AGREEMENT
UNDER
NUVOX, INC.
2001 STOCK INCENTIVE PLAN

        THIS INCENTIVE STOCK OPTION AGREEMENT (“Agreement”), made as of the _____th day of _______, 2001 (“Date of Grant”), by and between NuVox, Inc. a Delaware corporation (hereinafter called the “Company”), and «First_Name» «Last_Name» (herein called “Optionee”);

        WITNESSETH THAT:

        WHEREAS, the Board of Directors of the Company (“Board of Directors”) adopted the NuVox, Inc. 2001 Stock Incentive Plan (“Plan”) on __________, 2001, pursuant to which shares of Series F Preferred Stock of the Company were reserved for issuance under the Plan in the form of stock option grants; and

        WHEREAS, the Company desires to grant to Optionee a stock option under the Plan, which is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (“Code”);

        NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

        1.      Grant of Option. Pursuant to action of the Compensation Committee (“Committee”) appointed by the Board of Directors to administer the Plan, which action was taken effective as of the Date of Grant, the Company grants to Optionee an incentive stock option (“Option”) to purchase all or any part of ______________ shares of Series F Preferred Stock of the Company, par value $0.01 per share (“Series F Preferred”), at a purchase price of $_________ per share, subject to the terms and conditions set forth herein. This Option is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

        2.      Fair Market Value Limitation. To the extent that this Option, together with all incentive stock options granted to Optionee under all stock option plans of the Company or a Related Company (as defined in the Plan), becomes exercisable for the first time during any calendar year for shares having a Fair Market Value (as defined in the Plan) greater than $100,000, the portion of such options which exceeds such amount will be not be treated as incentive stock options within the meaning of Section 422 of the Code, but instead will be treated as non-qualified stock options. For purposes of this Section 2 hereof, options designated as

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incentive stock options are taken into account in the order in which they were granted, and the Fair Market Value of stock is determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 2 hereof, such different limitation shall be deemed incorporated herein effective as of the date required or permitted by such amendment of the Code. If this Option is treated as an incentive stock option in part and as a non-qualified stock option in part by reason of the limitation set forth in this Section 2 hereof, Optionee may designate which portion of this Option is being exercised. In the absence of such designation, Optionee shall be deemed to have exercised the incentive stock option portion of this Option first. Separate certificates representing each such portion shall be issued upon the exercise of this Option.

         3.     Grant Subject to Plan. This Option is granted under, and is expressly subject to, all of the terms and provisions of the Plan, which terms are incorporated herein by reference.

         4.     Term of Option. To the extent exercisable pursuant to Section 5 hereof, this Option may be exercised only during the "Option Term," which shall commence on the Date of Grant and shall expire on the earlier of: (a) the tenth anniversary of the Date of Grant (or, if Optionee owns stock of the Company as of the Date of Grant in excess of 10% of the total combined voting power of all classes of stock of the Company, the fifth anniversary of the Date of Grant) and (b) the date required by Subsection 6.6(d) of the Plan.

        5.      Exercise of Option. This Option may be exercised, in whole or in part, during the Option Term only to the extent this Option has become exercisable pursuant to Subsection 6.6 or 6.7 of the Plan and only to the extent it has not expired or been forfeited pursuant to Subsection 6.7 of the Plan.

        6.      Anti-Dilution Provisions. In the event that, during the term of this Agreement, there is any change in the outstanding shares of Series F Preferred of the Company by reason of stock dividends, recapitalizations, mergers or consolidations in which the outstanding shares of Series F Preferred are exchanged for other securities or assets of the Company or another entity, split-ups, combinations or exchanges of shares and the like, the number of shares of Series F Preferred covered by this Agreement, and the exercise price set forth in Section 1 hereof, shall be adjusted, so that Optionee shall be entitled to receive, upon exercise of the Option hereby granted, the number of shares of Series F Preferred or other securities or assets which Optionee would have been entitled to receive following such event if the Option hereby granted had been exercised immediately prior to such event or any record date with respect thereto.

        7.      Compliance With Laws and Regulations. Notwithstanding anything herein to the contrary, no shares of Series F Preferred subject to this Option shall be issued by the Company pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law.

        8.      Execution of Additional Documents; Legends. Optionee agrees, at the time of exercise by Optionee of the Option hereby granted, or any part thereof, to execute an Instrument of Accession to Stockholders’ Agreement, an Instrument of Accession to Registration Rights Agreement and an Instrument of

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Accession to Shareholders Agreement in the forms attached as Exhibits A, B and C hereto, respectively. Optionee also agrees that the certificates evidencing the shares acquired by Optionee on exercise of all, or any part of, the Option hereby granted may, if deemed appropriate by the Committee, bear restrictive legends referencing any applicable federal or state securities law restrictions and the transfer restrictions imposed pursuant to the forms attached as Exhibits A, B and C hereto.

        9.      Non-Transferability. Neither the Option hereby granted nor any rights under this Agreement may be assigned, transferred, mortgaged, pledged or encumbered in any manner except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, shall be void and of no effect. The Option hereby granted may be exercised during Optionee’s lifetime only by Optionee.

         10.     Shares Issued on Exercise of Option. It is the intention of the Company that on any exercise of the Option granted hereby it will transfer to Optionee shares of Series F Preferred to satisfy its obligations to deliver shares on any exercise hereof.

        11.      Stockholder Rights. Optionee shall not have any stockholder rights with respect to shares of Series F Preferred subject to this Option until Optionee has exercised this Option in accordance with a method prescribed by the Committee and Optionee has received a duly issued stock certificate representing the shares of Series F Preferred for which this Option was exercised.

        12.      Committee Administration. The Option granted hereby has been granted pursuant to a determination made by the Committee, and the Committee, subject to the express terms of this Agreement, shall have plenary authority to interpret any provision of this Agreement and to make any determinations necessary or advisable for the administration of this Agreement and the exercise of the rights herein granted, and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to Optionee by the express terms hereof.

        13.      Stockholder Approval. The effectiveness of this Option is conditioned upon the Plan being submitted to the Company’s stockholders for approval and ratification on or before August 21, 2002. In the Plan is not so approved by stockholders on or before such date, this Option granted pursuant to this Agreement shall be null and void and of no force or effect. The Company shall have no obligation to submit the Plan to stockholders for approval.

        14.      Governing Law. To the extent federal law does not otherwise control, this Agreement, and the transactions contemplated hereby, shall be governed by the laws of the State of Delaware, without regard to its conflicts of laws principles.

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        15.      No Right to Continued Employment. Nothing in this Agreement shall be deemed to create any limitation or restriction on such rights as the Company otherwise would have to terminate the employment of Optionee at any time for any reason.

        16.      Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns and Optionee and Optionee’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement.

        17.      Withholding Taxes. The Company shall have the right to deduct or withhold, or require Optionee to remit to the Company, any amount sufficient to satisfy the federal, state and local taxes required by law to be withheld with respect to any taxable event arising as a result of this Option.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf and to be attested under the seal of the Company, pursuant to due authorization, and Optionee has signed this Agreement to evidence acceptance of the Option herein granted and of the terms hereof, all as of the date hereof.

NUVOX, INC.
By_________________________________

ATTEST:

[Name]
Assistant Secretary

_____________________________________
«First_Name» «Last_Name»

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Exhibit A

Instrument of Accession to Stockholders’ Agreement

        Reference is made to that certain Amended and Restated Stockholders’ Agreement dated as of March 31, 2000 (as amended and in effect from time to time, the “Stockholders’ Agreement”), among NuVox, Inc., a Delaware corporation (the “Company”), and the Stockholders (as defined therein) of the Company.

        The undersigned, in order to become the owner or holder of ___________ shares (the “Shares”) of Series F Preferred, $0.01 par value per share, of the Company (“Series F Preferred”), hereby agrees that by the undersigned’s execution hereof (a) the undersigned is a Stockholder party to the Stockholders’ Agreement subject to all of the rights, restrictions, conditions and obligations applicable to Stockholders set forth in the Stockholders’ Agreement, and (b) all of such Shares of Series F Preferred constitute Stock subject to all the rights, restrictions, conditions and obligations applicable to Stock as set forth in the Stockholders’ Agreement. This Instrument of Accession shall take effect and shall become a part of said Stockholders’ Agreement immediately upon execution.

        Executed as of the date set forth below under the laws of the State of Delaware.

Signature:

Address:

Date:

Accepted:

NUVOX, INC.

By:

Date

Exhibit B

Instrument of Accession to Registration Rights Agreement

        Reference is made to that certain Amended and Restated Registration Rights Agreement dated as of March 31, 2000 (as amended and in effect from time to time, the “Registration Rights Agreement”), among NuVox, Inc., a Delaware corporation (the “Company”), and the Stockholders (as defined therein) of the Company.

        The undersigned, in order to become the owner or holder of ___________ shares (the “Shares”) of Series F Preferred, $0.01 par value per share, of the Company (“Series F Preferred”), hereby agrees that by the undersigned’s execution hereof (a) the undersigned is a Stockholder party to the Registration Rights Agreement subject to all of the rights, restrictions, conditions and obligations applicable to Stockholders set forth in the Registration Rights Agreement, and (b) all of such Shares of Series F Preferred constitute Restricted Securities subject to all the rights, restrictions, conditions and obligations applicable to Restricted Securities as set forth in the Registration Rights Agreement. This Instrument of Accession shall take effect and shall become a part of said Registration Rights Agreement immediately upon execution.

        Executed as of the date set forth below under the laws of the State of Delaware.

Signature:

Address:

Date:

Accepted:

NUVOX, INC.

By:

Date

Exhibit C

Instrument of Accession

        Reference is made to that certain Shareholders Agreement dated as of August 14, 1998, as amended as of November 18, 1998 and December 13, 1999, a copy of which is attached hereto (as amended and in effect from time to time, the "Shareholders' Agreement"), among NuVox, Inc., a Delaware corporation (the "Company"), and the Shareholders of the Company (as defined therein).

        The undersigned, in order to become the owner or holder of ________________ shares (the "Shares") of the Series F Preferred, $0.01 par value per share, of the Company, hereby agrees that by the undersigned's execution hereof (a) the undersigned is an Employee Shareholder party to the Shareholders Agreement subject to all of the restrictions, conditions and obligations applicable to Employee Shareholders set forth in the Shareholders Agreement, and entitled to all of the rights and benefits of an Employee Shareholder thereunder, and (b) all of the Shares (and any and all shares of stock of the Company issued in respect thereof) are subject to all the restrictions, conditions and obligations applicable to, and entitled to all of the rights and benefits of, Shares as set forth in the Shareholders Agreement. This Instrument of Accession shall take effect and shall become a part of the Shareholders Agreement immediately upon execution.

        Executed as of the date set forth below under the laws of the State of Missouri.

Signature:

Address:

Date:

Accepted:

NUVOX, INC.

By:

Date